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                                                                   EXHIBIT 10.11


                               CASCO INTERNATIONAL

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         1. Purpose. The purpose of the CASCO INTERNATIONAL, INC. 1998 Non-Employee Director Stock Option Plan (the "Plan") is to provide for the receipt by Non-Employee Directors of the Company of stock options in order to further align their interests with those of the shareholders by increasing their proprietary interest in the Company.

         2. Shares Subject to the Plan. Subject to the provisions of Section 10 of the Plan, 50,000 shares of common stock of the Company shall be reserved and may be optioned under the Plan. The reserved shares may be authorized and unissued shares or treasury shares of the Company or any combination of both as determined by the Board of Directors (the "Board") of the Company. If an option granted under the Plan ceases to be exercisable in whole or in part, the shares representing such option shall be available under the Plan for the grant of options in the future.

         3. Administration of the Plan. The Plan shall be administered by the Board. Subject to and not inconsistent with the provisions of the Plan, the Board shall have complete authority in its discretion to interpret all provisions of the Plan consistently with the law, to prescribe the form of the instrument evidencing any option granted under the Plan, to adopt, amend, and rescind general and special rules and regulations for the administration of the Plan, and to make all other determinations necessary or advisable for administration of the Plan.

         4. Eligibility and Grant of Options Under the Plan. Options may be granted at such times, in such amounts, and, to the extent not inconsistent with the Plan, on such terms as the Board shall determine. However, options shall be granted only to members of the Board who are not, at the time of such grant, employees of the Company or any of its subsidiaries.

         5. Terms and Conditions of Options Granted Under the Plan. Each option granted under the Plan shall be evidenced by an agreement, in a form determined by the Board, which agreement shall set forth, among other things, the number of shares of the Company's common stock subject to the option and the price to be paid upon exercise of the option. Such agreement shall be subject to such other terms and conditions as the Board may deem appropriate. Provided, however, that at least six months must elapse between the date of the grant of any option pursuant to the Plan and the date of disposition of the shares of common stock of the Company issued pursuant to the exercise of such options. The option price per share shall be determined by the Board at the time an option is granted. Each option shall provide that the purchase price of the shares for which an option may be exercised shall be paid to the Company at the time of exercise by any of the following methods or any combination thereof: (a) cash, (b) certified or cashier's check payable to the order of the Company, (c) the delivery of whole shares of Company common stock owned by the option holder, or (d) by requesting that the Company withhold whole shares of common stock of the Company issuable upon exercise of the option (for purposes of such a transaction, the value of the shares of Company common stock shall be determined by the Board in good faith).

         6. Exercise. All or a portion of an exercisable option shall be deemed exercised upon delivery to the Secretary of the Company at the Company's principal office all of the following: (a) a written notice of exercise specifying the number of shares to be purchased signed by the Non-Employee Director or other person then entitled to exercise the option, (b) full payment of the exercise price by any of the means set forth in Section 5 of the Plan,
(c) such representations and documents as the Board, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations, (d) in the event that the option shall be exercised pursuant to the last sentence of this Section 6 by any person or persons other than the Non-Employee Director, appropriate proof of the right of such person or persons to exercise the option, and (e) such representations and documents as the Board, in its sole discretion, deems necessary or advisable. Options granted under the Plan shall be exercisable only by the Non-Employee Director during his or her lifetime or by his/her guardian, conservator or other legal representative and shall


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not be transferable other than by will or the laws of descent and distribution or pursuant to a valid qualified domestic relations order.

         7. Issuance of Shares. No shares shall be issued and delivered upon exercise of any option unless and until (a) in the opinion of the Company's legal counsel, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirement of any securities exchange on which the common stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with, (b) the lapse of such reasonable time period following the exercise of the option as the Board may deem necessary for administrative convenience, and (c) the receipt by the Company of full payments for such shares.

         8. Amendment of the Plan. The Plan may be terminated, suspended or amended by the Board as it deems advisable. However, no amendment, termination or suspension may revoke or alter in any manner adverse to the Non-Employee Director any stock options then outstanding or due and owing to a director but not yet granted, nor may the Plan be amended without shareholder approval where the absence of such approval would cause the Plan to fail to comply with any requirement of applicable law or regulation.

         9. Term of Plan. The Plan shall expire when all options have been granted hereunder and all shares subject to options issued under the Plan shall have been issued.

         10. Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, spin-off, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, appropriate adjustments in the number and kind of shares authorized by the Plan, in the manner and kind of shares covered by, and in option price of outstanding stock options under this Plan shall be made so as to preserve the value of such options.

         11. Compliance with SEC Regulations. It is the Company's intent that the Plan comply in all respect with Rule 16b-3 of the Securities Act of 1933, as amended, and any regulations promulgated thereunder. If any provision of the Plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants and exercises of stock options under the Plan shall be exercised in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Act or any amendments thereof or any successor regulation, then the Board may make such modifications as to conform the Plan any stock options granted thereunder to the Rule's requirements.

         12. Right to Service. No Non-Employee Director shall have any claim or right to be granted a stock option under the Plan. Neither the Plan nor any action pursuant thereto shall be construed as giving any Non-Employee Director a right to be retained in the service of the Company. The adoption of this Plan shall not affect any other compensation, retirement or other benefit program in effect for the Company.

         13. Effective Date. The Plan, which is subject to shareholder approval, shall be effective <<EffectiveDate>> or such other date as shareholder approval is obtained; however, options may be granted under the plan prior to shareholder approval and the subsequent approval by the shareholders shall constitute a ratification of such grants.

         14. Validity. In the event that any provision of the Plan or any related agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related agreement.

         15. Inurement of Rights and Obligations. The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Non-Employee Directors and their beneficiaries.

         16. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.


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         17. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the State of Delaware.

         18. Arbitration. Any claim, dispute or other matter in question of any kind relating to the Plan shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statue of limitation would bar the institution of a legal or equitable proceeding based on such claim, dispute, or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction.

Dated: <<TodaysDate>>